Exhibit 10.10

EIGHTH AMENDMENT TO OFFICE LEASE AGREEMENT

THIS EIGHTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Eighth Amendment”) is entered into effective as of April 22, 2009, by and NOBLE ENERGY, INC., a Delaware corporation (“Tenant”) and BEHRINGER HARVARD NORTHBOROUGH LP, a Delaware limited partnership, (“Landlord”).
RECITALS
A.Landlord and Tenant are parties to that certain Office Lease Agreement (the “Original Lease”) dated as of October 23, 2002, (as amended by First Amendment dated as of May 14, 2003, Second Amendment dated as of May 27, 2003, Third Amendment dated as of September 27, 2004, Fourth Amendment dated as of December 28, 2005, Fifth Amendment to Office Lease Agreement dated February 13, 2007, Sixth Amendment to Office Lease Agreement dated as of February 16, 2007, and by Seventh Amendment to Office Lease Agreement dated as of May 15, 2007, and as assigned to Landlord, collectively the “Lease”). The Lease covers the Premises, which is approximately 204,770 rentable square feet (as more particularly described in the Lease, the “Existing Premises”) encompassing the entire rentable square feet of the building known as Northborough Tower and located at 100 Glenborough Drive, Houston, Texas (the “Building”).
B.    Landlord and Tenant desire to allow Tenant to construct a covered, secured walkway between the parking garage of the Building connecting to a covered walkway to the parking garage of the building adjacent to the Building and make certain other improvements related thereto, and to allow Tenant to construct an additional room in the Building parking garage to house an additional uninterruptible power supply (“UPS”) system and associated cabling and transformers on floors 7 and 10 of the Building and certain other amendments to the Lease as provided below.
Accordingly, for good and valuable consideration which the parties acknowledge receiving, Landlord and Tenant agree as follows:
AGREEMENT
1.Recitals. The Recitals are incorporated into this Eighth Amendment.
2.    Application of Lease Terms. Capitalized terms used in this Eighth Amendment and not defined herein shall have the meanings ascribed to them in the Lease.
3.    Approval of Tenant’s Improvements.
A.    Covered Walkway. Landlord approves the Improvements covered by the Noble Energy Site Renovation Plans prepared by Zieglar Cooper Architects dated March 5, 2009 (consisting of Sheets G0, G1, G4, SP1, SP2, A1.1, C1.0, C1.1, C1.2, E1.00, E2.00 and S1.1) under ZCA Project # 31069.25 (the “Walkway Plans”), provided that Tenant also install and maintain safety striping for a pedestrian walkway within the Building parking garage from the entry in the

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garage from the walkway to the door into the office area of the Building in a location mutually agreeable to Tenant and Landlord. Construction of all Improvements related to the Walkway Plans (the “Walkway Improvements”) must satisfy all requirements for Improvements under the Lease, including but not limited to Sections VIII and IX of the Original Lease. The City of Houston must approve the construction of the Walkway Improvements and issue all required building permits and any other required permitting documentation (“Walkway Permits”). Copies of the Walkway Permits must be forwarded to the Building property Manager, CB Richard Ellis, attention Pam Miller, at the address indicated below, and included in the final close‑out documentation. Upon completion of the Walkway Improvements, Tenant shall furnish Landlord with an accurate record plan of the Walkway Improvements as constructed in CADD format together with a hard copy thereof. Tenant shall be responsible for all costs of construction and any other costs related to the Walkway Improvements, without contribution from Landlord or any abatement of Rent.
B.    UPS Improvements. Landlord approves the Tenant’s request to construct a new expanded UPS room in the parking garage of the Building as outlined in the letter dated April 13, 2009 from Mark F. Wood of Tenant to the attention of Al Palamara of Landlord (the “UPS Improvements”), subject to Landlord’s review and approval of plans and specifications related thereto and satisfaction of all other requirements for Improvements under the Lease, including but not limited to Sections VIII and IX of the Original Lease. The City of Houston must approve the construction of the UPS Improvements and issue all required building permits and any other required permitting documentation (“UPS Permits”). Copies of the UPS Permits must be forwarded to the Building property Manager, CB Richard Ellis, attention Pam Miller, at the address indicated below, and included in the final close‑out documentation. The UPS Improvements must designed by a registered MEP engineer licensed in Texas and all plans and specifications must be stamped accordingly. Upon completion of the UPS Improvements, Tenant shall furnish Landlord with an accurate record plan of the UPS Improvements as constructed in CADD format together with a hard copy thereof. Tenant shall be responsible for all costs of construction and any other costs related to the UPS Improvements, without contribution from Landlord or any abatement of Rent.
C.    No Liability of Landlord Relating to Approvals. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Walkway Improvements and the UPS Improvements, and do not guarantee that the Walkway Plans or the plans and specifications related to the UPS Improvements (as either of such may be changed by change orders) will be free from errors, omissions or defects or will comply with applicable laws, and shall have no liability therefore notwithstanding any approval thereof. Landlord’s approval of Walkway Plans, the plans and specifications for the UPS Improvements, change orders and contracts, and Landlord’s designations, lists, recommendations or approvals concerning Tenant’s architects and contractors shall not be deemed a warranty as to the quality or adequacy thereof or of the Walkway Plans, the plans and specifications for the UPS Improvements (as either of such may be changed by change orders), any other construction documents or the Improvements, or the design thereof, or of its compliance with laws. Landlord’s approval of any of Tenant’s contractors or subcontractors: (i) shall be without liability to or recourse against Landlord (ii) shall not constitute any warranty by Landlord regarding the adequacy, professionalism, competence, or experience of all or any of the approved contractors or subcontractors, and (iii) shall not be construed to relieve Tenant from obtaining the express written

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consent of Landlord to any additional contractors or subcontractors or any replacement contractors or subcontractors.
4.    Tenant’s Obligation to Remove and Restore. The Walkway Improvements and the UPS Improvements will be deemed to be Required Removables under Section VIII of the Original Lease, and Landlord reserves the right to require Tenant to remove some or all of such Improvements at the expiration or earlier termination of the Lease in accordance with the provisions of Section VIII of the Original Lease. In the event that Landlord requires the removal of the Walkway Improvements, Tenant will repair the new 7‑foot opening in the north wall of the Building garage with either a “CMU” wall with finish to match the surrounding concrete or an aesthetically designed iron closure as reasonably approved by Landlord.
5.    Tenant’s Indemnification of Landlord. Tenant indemnifies, defends and holds harmless Landlord and the other Landlord Related Parties from and against all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including without limitation, reasonable attorneys’ fees and other profession fees (collectively “Claims”), which may be imposed upon, incurred by or asserted against Landlord or any Landlord Related Party relating in any way to the Walkway Improvements or the UPS Improvements. THE INDEMNITY AND AGREEMENT TO DEFEND AND HOLD HARMLESS CONTAINED IN THIS SECTION ARE WITHOUT LIMIT AND APPLY REGARDLESS OF THE ACTUAL OR ALLEGED NEGLIGENCE, LIABILITY WITHOUT FAULT OR STRICT LIABILITY OF LANDLORD OR ANY LANDLORD RELATED PARTY, EVEN IF THE NEGLIGENCE, LIABILITY WITHOUT FAULT OR STRICT LIABILITY OF LANDLORD OR ANY LANDLORD RELATED PARTY IS ACTIVE, PASSIVE, SOLE, JOINT, CONTRIBUTORY OR COMPARATIVE, BUT EXCLUDING THOSE DAMAGES THAT ARE ATTRIBUTABLE SOLELY TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY.
6.    Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that (a) Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”)), or other governmental action relating thereto; and (b) Tenant is not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), H. R. 3152, Public Law 107‑56 and the Executive Order and the regulations promulgated thereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.
7.    Counterpart Execution. This Eighth Amendment may be executed in multiple counterparts, each of which shall be fully effective as an original, which together shall constitute only one (1) instrument.

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8.    Landlord’s Notice Address. Landlord’s address for notice as set forth in Section I(M.) of the Lease is hereby modified to read in its entirety:
Behringer Harvard Northborough LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Lease Administration
with a copy to:
Behringer Harvard Northborough LP
c/o Property Manager
CB Richard Ellis
100 Glenborough Drive, Suite 537
Houston, TX 77067
Facsimile: 713.577.1865
with a copy of notices of default to:
Behringer Harvard Funds
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Chief Legal Officer
9.    Landlord’s Payment Address. Landlord’s address for payment of Rent as set forth in Section I(M) of the Lease is hereby modified to read in its entirety:
Behringer Harvard Northborough LP
JP Morgan Chase Bank
NTHBPD 754136794
P.O. Box 975230
Dallas, Texas 75397
10.    Taxes Defined. Section IV(D) of the Original Lease is amended to add a new subsection (4) at the end of the first sentence thereof as follows: “and (4) all margin taxes on revenue or income derived from the Building.”
11.    No Default. Tenant acknowledges that as of the date hereof, Landlord has performed all of its obligations under the Lease, Landlord is not in default under the Lease, and Tenant has no claims, counterclaims, set‑offs or defenses against Landlord arising out of the Lease or relating thereto.
12.    Miscellaneous. As amended hereby, the Lease shall continue in full force and effect and is in all respects ratified and confirmed hereby, provided, however, that nothing in this Eighth Amendment shall be deemed a waiver or release of any unperformed obligations of Tenant under the Lease, including, without limitation, any delinquent rentals or other delinquent payments payable by Tenant under the Lease. The parties intend for this Eighth Amendment to be a part of the Lease and to be construed in a manner to be consistent with the Lease to the extent possible. However, in the event of any inconsistencies, and to the extent thereof, this Eighth Amendment shall control.

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(signatures on following page)

Landlord and Tenant have executed and delivered this Eighth Amendment to Office Lease Agreement effective as of the date and year first written above.

LANDLORD: BEHRINGER HARVARD NORTHBOROUGH LP, a Delaware limited partnership By: Behringer Harvard Real Estate Services, LLC, a Texas limited liability company, its property manager By: Name: Title:
TENANT: NOBLE ENERGY, INC., a Delaware corporation By: Name: Title:

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